ChoiceOne Financial Services, Inc. 10-Q

EXHIBIT 32.1

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, each of the undersigned hereby certifies in his capacity as an officer of ChoiceOne Financial Services, Inc. (the “Company”) that the Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 2020 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

Date: May 11, 2020	/s/ Kelly J. Potes
Kelly J. Potes Chief Executive Officer

Date: May 11, 2020	/s/ Thomas L. Lampen
Thomas L. Lampen Treasurer

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